FOR IMMEDIATE RELEASE

November 12, 2019

Health Insurance Innovations, Inc. Reports Third Quarter 2019 Results

Revenue $75.3 million, up 5% YOY

Net Income of $4.8 million, up 220% YOY

Adjusted EBITDA of $12.8 million, up 35% YOY

GAAP Diluted Net Income per Share of $0.40, up 400% YOY

Adjusted Net Income per Share of $0.66, up 65% YOY

Tampa, FL— November 12, 2019 — Health Insurance Innovations, Inc. (NASDAQ:HIIQ), a leading cloud-based technology platform and distributor of affordable health insurance, life insurance and supplemental products, today announced financial results for the third quarter ended September 30, 2019. The Company will host a live conference call on Tuesday, November 12, 2019, at 5:00 P.M. ET.

Commenting on the Company’s third quarter operating results and early Medicare sales volume indications for the fourth quarter, Gavin Southwell, President and Chief Executive Officer of Health Insurance Innovations, Inc. said, “Our third quarter operating results reflect a business that is executing a transformation of its product offering and positioning itself for success ahead of the important fourth quarter Annual Election Period (AEP).

The results of these efforts are evident in our preliminary Medicare sales volumes for the first part of the AEP that began on October 15th, which currently gives us confidence that we will meet or exceed our earnings forecast for the year assuming the positive momentum continues for the remainder of the AEP.”

Mr Southwell continued, “Our third quarter net income of $4.8 million, up 220% from prior year period, and adjusted EBITDA of $12.8 million, up 35% from the prior year period, exceeded our expectations on revenues that were behind our forecast.

In our newly formed Medicare operations, we achieved revenues of approximately $10.2 million despite taking a more measured approach to ramping our investments in personnel and marketing expenditures ahead of the fourth quarter Annual Election Period, with significant progress in ramping up investments occurring towards the end of the third quarter and early fourth quarter. We started AEP having made significant investments in building out our captive distribution capabilities, which will have a positive impact on our margins in the fourth quarter and beyond. I am pleased to report that as of November 11th, our Medicare sales volumes in the fourth quarter were already more than double all of the third quarter, with volumes still accelerating to date during the quarter and we are only about half-way through AEP.”

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“Our consumer demand generation capabilities in both media and digital channels are currently exceeding our expectations, and provide an exciting anticipated trajectory for our business such that Medicare Advantage and Medicare Supplemental products are now expected to contribute as much as 35% of our fourth quarter revenues.”

Mr. Southwell added “Our product diversification investments were prescient as we have seen a shift in the market by third party distributors that are tilting their focus from the IFP market to Medicare.

In the IFP space we continue to de-emphasize sales of HBIP plans and we are seeing a notably positive development in the increased consumer uptake of longer duration plans between third and fourth quarters. Plans with durations longer than 12 months represented approximately 75% of our IFP policies sold in the third quarter compared with less than 2% in the prior year period.”

“While we expect to continue to be a leader in the individual and family plan markets, we plan to intensify our product diversification strategies such that Medicare products will potentially represent more than half of our revenues by the end of next year,” Mr. Southwell said.

Third Quarter 2019 Consolidated Financial Highlights

All comparisons are to the three months ended September 30, 2018

●	Revenue was $75.3 million, compared to revenue of $71.5 million, an increase of 5.3%.
●	Net income of $4.8 million, compared to net income of $1.5 million, an increase of 220.0%, favorably impacted by an adjustment to the Company’s deferred tax valuation allowance upon adoption of new IRS Section 451(b) proposed regulations.
●	Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) was $12.8 million, compared to adjusted EBITDA of $9.5 million, an increase of 34.7%.
●	GAAP diluted net income per share was $0.40, compared to GAAP diluted net income per share of $0.08, an increase of 400.0%.
●	Adjusted net income per share was $0.66 compared to adjusted net income per share of $0.40, an increase of 65.0%, favorably impacted by a reduction in weighted average diluted shares of approximately 15% from the prior year period.
●	Total expected duration units of submitted policies (including Medicare) of 798,400 compared to 511,700, an increase of 56.0%.

Adjusted EBITDA and adjusted net income per share are non-GAAP financial measures. See the reconciliations of these measures to their respective most directly comparable GAAP measure below in this press release.

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2019 Full Year Guidance

The Company reaffirms its 2019 full-year guidance of adjusted EBITDA in the range of $82 million to $87 million while raising its expected 2019 adjusted net income per share to a range of $4.10 to $4.35 from its previous guidance of $4.00 to $4.25 to align the estimate with a lower expected average diluted share count. The Company now expects 2019 revenues in the range of approximately $400 million to $410 million as compared with its previous forecast of $450 million to $460 million, which reflects its changing product sales mix away from HBIP plans and towards longer duration STM policies and its rapidly developing Medicare business, which we now expect to contribute approximately 35% of our fourth quarter revenues. This sales mix shift, along with changes in the Company’s underlying distribution channels from third-party to captive and BPO arrangements, is currently expected to result in higher than previously expected adjusted EBITDA margins for our business.

2019 Third Quarter Financial Discussion

Third quarter revenues of $75.3 million increased 5.3%, compared to revenue of $71.5 million in the third quarter of 2018. The increase in revenue was due in part to Medicare sales from the acquisition of TogetherHealth in June 2019. Also, during the three months ended September 30, 2019, revenue was lower by $2.8 million compared to expectations for the quarter due to the classification of customer care and enrollment expenses related to one of our Medicare BPO partners who is deemed a customer under ASC 606, which requires that these costs be netted against revenue. The netting of these expenses did not have an impact on earnings.

Third-party commission expense was $35.2 million (46.7% of net revenues) in the third quarter of 2019, compared to $48.7 million (68.1% of net revenues) in the same period in 2018. Third-party commission expense continues to benefit from changes in the Company’s product mix and distribution channels, as well as structural changes in its third-party distribution arrangements between prepaid and advance commissions.

Total selling, general & administrative expense (“SG&A”) was $30.8 million (40.9% of net revenues) in the third quarter, compared to $18.3 million (25.6% of net revenues) in the same period in 2018. The increase in SG&A for the three months ended September 30, 2019, was primarily attributable to increased spending on staffing, training and professional fees to build out capacity for fourth quarter annual enrollment activity and the inclusion of TogetherHealth and other recently acquired businesses. Our SG&A expenses as a percentage of net revenues in the fourth quarter are expected to decline sequentially as we leverage our start-up expenditures during our seasonally higher revenue period.

Net income was $4.8 million in the third quarter of 2019, compared to net income of $1.5 million in the same period in 2018. The increase in net income was primarily the result of a $3.0 million increase in the income tax benefit related to the reversal of the IRC Section 481(a) adjustment and the release of the deferred tax valuation allowance both attributable to the adoption of IRS Section 451(b) proposed regulations.

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EBITDA was $8.1 million in the third quarter of 2019, compared to $2.2 million in the same period in 2018.

Adjusted EBITDA was $12.8 million (17.0% of net revenues) in the third quarter of 2019 compared to $9.5 million (13.3% of net revenues) in the same period in 2018. Adjusted EBITDA is calculated by taking EBITDA and adjusting for items that are not part of regular operating activities, including stock-based compensation and related costs, transaction costs, tax receivable adjustments, indemnity and other related legal costs, and severance, restructuring, and other charges. A reconciliation of net income to EBITDA and adjusted EBITDA for the three and nine months ended September 30, 2019 and 2018 is included within this press release.

GAAP diluted net income per share for the third quarter in 2019 was $0.40, compared to GAAP diluted net income per share of $0.08 in the same period in 2018.

Adjusted net income per share for the third quarter in 2019 was $0.66, compared to adjusted net income per share of $0.40 in the same period in 2018. Total weighted average diluted shares used in the calculation of adjusted net income per share were approximately 2.8 million shares lower than the prior year period, reflective of share repurchase activity over the past year. A reconciliation of net income to adjusted net income per share is included within this press release.

Cash and cash equivalents totaled $9.2 million as of September 30, 2019, a decrease of $0.1 million from December 31, 2018. We ended the quarter with $148.1 million outstanding on our term loan facility and $12.0 million drawn against our $65.0 million revolving credit facility. Net cash used in operating activities during the quarter was $5.7 million, consistent with our expectations to build out capacity for robust fourth quarter open enrollment activity.

The Company did not repurchase shares of our common stock during the third quarter of 2019. The Company has $75.4 million remaining under its $200 million share repurchase authorization, as part of its previously announced share repurchase program.

Conference Call and Webcast

The Company will host an earnings conference call on November 12, 2019 at 5:00 P.M. Eastern time. All interested parties can join the call by dialing (877) 451-6152 or (201) 389-0879; the conference ID is 13696341. An archive of the call will be available on Health Insurance Innovations’ website, HIIQ.com, for 30 days beginning on Tuesday, November 12, 2019, 8:00 PM ET.

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About Health Insurance Innovations, Inc. (HIIQ)

HIIQ is a market leading cloud-based technology platform and distributor of innovative health and life insurance products that are affordable and meet the needs of consumers. HIIQ helps develop insurance products through our relationships with best-in-class insurance companies and markets them via its broad distribution network of third-party licensed insurance agents across the nation, its call center network and its unique online capabilities. Additional information about HIIQ can be found at HIIQ.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact, and may include statements relating to goals, plans and projections regarding new markets, products, services, growth strategies, anticipated trends in our business and anticipated changes and developments in the United States health insurance system and laws. Forward-looking statements are based on HIIQ’s current assumptions, expectations and beliefs are generally identifiable by use of words “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” or similar expressions and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements. These risks and uncertainties include, among other things, our ability to maintain relationships and develop new relationships with health insurance carriers and distributors, our ability to retain our members, the demand for products offered through our platform, regulatory oversight and examinations of us and our carriers and distributors, legal and regulatory compliance by our carriers and distributors, the amount of commissions paid to us or changes in health insurance plan pricing practices, competition, changes and developments in the United States health insurance system and laws, and HIIQ’s ability to adapt to them, the ability to maintain and enhance our name recognition, difficulties arising from acquisitions or other strategic transactions, and our ability to build the necessary infrastructure and processes to maintain effective controls over financial reporting. These and other risk factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements will be discussed in HIIQ’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) as well as other documents that may be filed by HIIQ from time to time with the Securities and Exchange Commission, which are available at www.sec.gov. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. You should not rely on any forward-looking statement as representing our views in the future. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

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Non-GAAP Financial Information

To supplement HIIQ’s financial information presented in accordance with generally accepted accounting principles in the United States of America, or GAAP, HIIQ presents certain financial measures that are not prepared in accordance with GAAP, adjusted EBITDA, and adjusted EPS. These non-GAAP financial measures, which are defined below, should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.

HIIQ is presenting these non-GAAP financial measures to assist investors in seeing HIIQ’s operating results through the eyes of management and because HIIQ’s believes that these measures provide a useful tool for investors to use in assessing HIIQ’s operating performance against prior period operating results and against business objectives. HIIQ uses the non-GAAP financial measures in evaluating its operating results and for financial and operational decision-making purposes.

The accompanying tables provide more detail on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures described above and the related reconciliations between these financial measures. HIIQ has not reconciled adjusted EBITDA guidance or adjusted EPS guidance to GAAP net income or GAAP net income per diluted share, respectively, because HIIQ does not provide guidance for the reconciling items between these measures and GAAP net income or GAAP net income per diluted share, respectively. As certain of the items that impact GAAP net income and/or GAAP net income per diluted share cannot be reasonably predicted at this time, HIIQ is unable to provide such guidance. Accordingly, a reconciliation to GAAP net income or GAAP net income per diluted share is not available without unreasonable effort.

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HEALTH INSURANCE INNOVATIONS, INC.

Condensed Consolidated Balance Sheets

($ in thousands, except share and per share data)

	September 30, 2019	December 31, 2018
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$9,160	$9,321
Restricted cash	17,607	16,678
Accounts receivable, net, prepaid expenses and other current assets	3,352	2,108
Advanced commissions, net	29,233	29,867
Income taxes receivable	15,012	—
Contract asset, net	158,083	165,494
Total current assets	232,447	223,468
Long-term contract asset, net	153,193	132,566
Property and equipment, net	4,788	5,134
Goodwill	119,399	41,076
Intangible assets, net	36,905	4,217
Deferred tax assets	5,959	25,967
Other assets	522	61
Total assets	$553,213	$432,489

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$33,136	$32,397
Commissions payable, net	85,652	106,608
Income taxes payable	—	15,586
Short-term debt, net	7,795	—
Due to member	1,312	7,978
Other current liabilities	359	422
Total current liabilities	128,254	162,991
Long-term commissions payable, net	75,594	84,716
Long-term contingent consideration	57,176	—
Long-term debt, net	150,617	15,000
Due to member	29,091	25,693
Other liabilities	1,340	621
Total liabilities	442,072	289,021
Commitments and contingencies
Stockholders’ equity:
Class A common stock (par value $0.001 per share, 100,000,000 shares authorized; 16,219,217 and 14,425,824 shares issued as of September 30, 2019 and December 31, 2018, respectively; 12,287,657 and 12,387,349 shares outstanding as of September 30, 2019 and December 31, 2018, respectively)	16	14
Class B common stock (par value $0.001 per share, 20,000,000 shares authorized; 1,916,667 and 2,541,667 shares issued and outstanding as of September 30, 2019 and December 31, 2018 respectively)	2	3
Preferred stock (par value $0.001 per share, 5,000,000 shares authorized; no shares issued and outstanding as of September 30, 2019 and December 31, 2018)	—	—
Additional paid-in capital	116,203	94,194
Treasury stock, at cost (3,931,560 and 2,038,475 shares as of September 30, 2019 and December 31, 2018, respectively)	(127,489)	(67,185)
Retained earnings	89,222	80,804
Total Health Insurance Innovations, Inc. stockholders’ equity	77,954	107,830
Noncontrolling interests	33,187	35,638
Total stockholders’ equity	111,141	143,468
Total liabilities and stockholders’ equity	$553,213	$432,489

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HEALTH INSURANCE INNOVATIONS, INC.

Condensed Consolidated Statements of Income (unaudited)

($ in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues	$75,272	$71,467	$220,954	$219,180
Operating expenses:
Third-party commissions	35,187	48,669	122,768	139,832
Credit card and ACH fees	1,473	1,570	4,578	4,318
Selling, general and administrative	30,765	18,260	70,797	54,197
Depreciation and amortization	4,805	1,270	7,576	3,655
Total operating expenses	72,230	69,769	205,719	202,002
Income from operations	3,042	1,698	15,235	17,178

Other expense (income):
Interest expense (income)	1,999	15	3,693	(39)
TRA (income) expense	(212)	721	(212)	721
Other expense	—	29	—	88
Net income before income taxes	1,255	933	11,754	16,408
(Benefit) provision for income taxes	(3,584)	(559)	1,503	5,737
Net income	4,839	1,492	10,251	10,671
Net income attributable to noncontrolling interests	39	353	1,833	3,125
Net income attributable to Health Insurance Innovations, Inc.	$4,800	$1,139	$8,418	$7,546

Per share data:
Net income per share attributable to Health Insurance Innovations, Inc.
Basic	$0.43	$0.09	$0.74	$0.62
Diluted	$0.40	$0.08	$0.68	$0.57
Weighted average Class A common shares outstanding
Basic	11,156,747	12,853,739	11,404,200	12,130,722
Diluted	11,903,992	14,060,453	12,311,676	13,302,811

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HEALTH INSURANCE INNOVATIONS, INC.

Condensed Consolidated Statements of Cash Flows (unaudited)

($ in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Operating activities:
Net income	$4,839	$1,492	$10,251	$10,671
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Stock-based compensation	2,987	4,343	7,720	10,503
Depreciation and amortization	4,805	1,270	7,576	3,655
Deferred income taxes	22,553	(172)	22,899	460
Changes in operating assets and liabilities:
Increase in accounts receivable, prepaid expenses and other assets	(1,270)	(954)	(1,873)	(398)
(Increase) decrease in advanced commissions	(2,126)	183	(210)	8,187
Increase in income taxes receivable	(15,012)	(2,542)	(15,012)	(2,542)
Decrease (increase) in contract asset	(4,923)	1,611	290	(5,693)
(Decrease) increase in income taxes payable	(11,847)	(259)	(15,586)	193
Increase (decrease) in accounts payable, accrued expenses and other liabilities	4,137	10,347	(1,432)	6,376
(Decrease) increase in commissions payable, net	(9,617)	(12,105)	(29,056)	(12,058)
(Decrease) increase in due to member pursuant to tax receivable agreement	(212)	721	(212)	721
Net cash (used in) provided by operating activities	(5,686)	3,935	(14,645)	20,075
Investing Activities:
Business acquisitions, net of cash acquired	(2,576)	—	(49,895)	—
Acquisition of digital asset	(8,133)	—	(8,133)	—
Capitalized internal-use software	(378)	(410)	(1,232)	(1,290)
Purchases of property and equipment	(74)	(311)	(359)	(534)
Net cash used in investing activities	(11,161)	(721)	(59,619)	(1,824)
Financing Activities:
Proceeds from borrowing of debt, net of issuance costs	10,318	—	208,412	—
Repayment of borrowings on debt	—	—	(65,000)	—
Payments related to tax withholding for share-based compensation	(240)	(2,160)	(2,129)	(3,470)
Issuances of Class A common stock under equity compensation plans	—	2	—	6
Purchases of Class A common stock pursuant to share repurchase plan	—	(15,701)	(63,916)	(19,502)
Distributions to member	(2)	(1,854)	(2,335)	(2,837)
Net cash provided by (used in) financing activities	10,076	(19,713)	75,032	(25,803)
Net (decrease) increase in cash and cash equivalents, and restricted cash	(6,771)	(16,499)	768	(7,552)
Cash and cash equivalents, and restricted cash at beginning of period	33,538	64,774	25,999	55,827
Cash and cash equivalents, and restricted cash at end of period	$26,767	$48,275	$26,767	$48,275

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Reconciliation of Net Income to EBITDA and Adjusted EBITDA

(unaudited)

($ in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income	$4,839	$1,492	$10,251	$10,671
Interest expense (income)	1,999	15	3,693	(39)
Depreciation and amortization	4,805	1,270	7,576	3,655
Provision for income taxes	(3,584)	(559)	1,503	5,737
EBITDA	8,059	2,218	23,023	20,024
Stock-based compensation and related costs	2,987	4,500	7,836	10,766
Transaction costs	331	64	1,691	283
Tax receivable agreement liability adjustment	(212)	721	(212)	721
Indemnity and other related legal costs	1,615	1,301	3,190	2,334
Severance, restructuring and other charges	—	706	341	3,658
Adjusted EBITDA	$12,780	$9,510	$35,869	$37,786

Reconciliation of Net Income to Adjusted Net Income per Share

(unaudited)

($ in thousands except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income	$4,839	$1,492	$10,251	$10,671
Interest expense (income)	1,999	15	3,693	(39)
Amortization	4,024	464	5,223	1,391
Provision for income taxes	(3,584)	(559)	1,503	5,737
Stock-based compensation and related costs	2,987	4,500	7,836	10,766
Transaction costs	331	64	1,691	283
Tax receivable agreement liability adjustment	(212)	721	(212)	721
Indemnity and other related legal costs	1,615	1,301	3,190	2,334
Severance, restructuring and other charges	—	706	341	3,658
Adjusted pre-tax income	11,999	8,704	33,516	35,522
Pro forma income taxes	(2,880)	(2,089)	(8,044)	(8,525)
Adjusted net income	$9,119	$6,615	$25,472	$26,997
Total weighted average diluted share count	13,832	16,602	14,242	16,592
Adjusted net income per share	$0.66	$0.40	$1.79	$1.63

(1)	EBITDA is defined as net income before interest, income taxes and depreciation and amortization. We have included EBITDA in this report because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, the exclusion of certain expenses in calculating EBITDA can provide a useful measure for period-to-period comparisons of our business. However, EBITDA does not represent, and should not be considered as, an alternative to net income or cash flows from operations, each as determined in accordance with GAAP. Other companies may calculate EBITDA differently than we do. EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

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(2)	To calculate adjusted EBITDA, we calculate EBITDA, which is then further adjusted for items such as stock-based compensation and related costs, and items that are not generally a part of regular operating activities, including tax receivable adjustments, indemnity and other related legal costs, and severance, restructuring, and acquisition costs. Adjusted EBITDA does not represent, and should not be considered as, an alternative to net income or cash flows from operations, each as determined in accordance with GAAP. We have presented adjusted EBITDA because we consider it an important supplemental measure of our performance and believe that it is frequently used by analysts, investors and other interested parties in the evaluation of companies. Other companies may calculate adjusted EBITDA differently than we do. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

(3)	To calculate adjusted net income, we calculate net income then add back amortization (but not depreciation), interest, tax expense, items such as stock-based compensation and related costs, and other items that are not generally a part of regular operating activities, including, tax receivable adjustments, indemnity and other related legal costs, severance, restructuring, and acquisition costs. From adjusted pre-tax net income, we apply a pro forma tax expense calculated at an assumed rate of 24%, which consists of the maximum federal corporate rate of 21%, with an assumed 3% state tax rate. We believe that when measuring Company and executive performance against the adjusted net income measure, applying a pro forma tax rate better reflects the performance of the Company without regard to the Company’s organizational tax structure. We have included adjusted net income in this report because it is a key performance measure used by our management to understand and evaluate our core operating performance and trends and because we believe it is frequently used by analysts, investors, and other interested parties in their evaluation of the Company. Other companies may calculate this measure differently than we do. Adjusted net income has limitations as an analytical tool, and you should not consider it in isolation or substitution for earnings per share as reported under GAAP.

(4)	Adjusted net income per share is computed by dividing adjusted net income by the total number of weighted-average diluted Class A and weighted-average Class B shares of our common stock for each period. We have included adjusted net income per share in this report because it is a key measure used by our management to understand and evaluate our core operating performance and trends and because we believe it is frequently used by analysts, investors and other interested parties in the evaluation of companies. Other companies may calculate this measure differently than we do. Adjusted net income per share has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for earnings per share as reported under GAAP.

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Disaggregated Revenue

The following table presents our revenue, disaggregated by major product type and timing of revenue recognition, for the three months ended September 30, 2019 ($ in thousands):

	Three Months Ended September 30, 2019			Three Months Ended September 30, 2018
	Sales and marketing services	Member management	Total	Sales and marketing services	Member management	Total
Revenue by Source
Commission revenue(1)
STM	$21,617	$996	$22,613	$12,083	$665	$12,748
HBIP	19,222	1,443	20,665	33,009	2,074	35,083
Supplemental	19,471	1,073	20,544	18,756	1,144	19,900
Medicare	7,798	—	7,798	—	—	—
Other	—	—	—	—	19	19
Services revenue	—	855	855	—	2,209	2,209
Brokerage Revenue	—	—	—	1,210	—	1,210
Consumer engagement revenue	2,581	—	2,581	—	—	—
Other revenue	216	—	216	298	—	298
Total revenue	$70,905	$4,367	$75,272	$65,356	$6,111	$71,467

Timing of Revenue Recognition
Transferred at a point in time	$70,905	$—	$70,905	$65,356	$—	$65,356
Transferred over time	—	4,367	4,367	—	6,111	6,111
Total revenue	$70,905	$4,367	$75,272	$65,356	$6,111	$71,467

	Nine Months Ended September 30, 2019			Nine Months Ended September 30, 2018
	Sales and marketing services	Member management	Total	Sales and marketing services	Member management	Total
Revenue by Source
Commission revenue(1)
STM	$75,474	$2,894	$78,368	$40,955	$2,082	$43,037
HBIP	61,702	4,932	66,634	101,378	6,138	107,516
Supplemental	56,608	3,328	59,936	58,716	3,384	62,100
Medicare	9,001	—	9,001	—	—	—
Other	—	—	—	—	57	57
Services revenue	—	2,979	2,979	—	3,096	3,096
Brokerage revenue	—	—	—	2,821	—	2,821
Customer engagement revenue	3,820	—	3,820	553	—	553
Other	216	—	216
Total revenue	$206,821	$14,133	$220,954	$204,423	$14,757	$219,180

Timing of Revenue Recognition
Transferred at a point in time	$206,821	$—	$206,821	$204,423	$—	$204,423
Transferred over time	—	14,133	14,133	—	14,757	14,757
Total revenue	$206,821	$14,133	$220,954	$204,423	$14,757	$219,180

(1)	For the purposes of disaggregated revenue presentation, when additional Discount Benefit products are sold with an STM, HBIP, or supplemental product, the associated revenue for the Discount Benefit products are reported within the STM, HBIP, or supplemental product category depicted within the table.

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Summary of Selected Metrics

(unaudited)

($ in thousands, except duration units and revenue per submitted applications)

	Expected Duration Units by Product Type (1)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2019	2018	Change (%)	2019	2018	Change (%)
IFP	496,700	511,700	(3)%	1,693,200	1,600,400	6%
Medicare	301,700	—	—%	385,400	—	—%
Total	798,400	511,700	56%	2,078,600	1,600,400	30%

(1)	Excludes de-emphasized products where the Company outsourced all sales and marketing obligations and some member management services.

	Submitted Applications by Product Type (1)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2019	2018	Change (%)	2019	2018	Change (%)
IFP	56,700	75,300	(25)%	192,800	232,000	(17)%
Medicare	7,800	—	—%	10,000	—	—%
Total	64,500	75,300	(14)%	202,800	232,000	(13)%

(1)	Excludes de-emphasized products where the Company outsourced all sales and marketing obligations and some member management services.

The following tables present the Constrained Lifetime Value per Submitted Application (LVSA), by product type ($, except # of submitted applications):

	Three Months Ended September 30, 2019		Three Months Ended September 30, 2018
	Revenue per Submitted Application	# of Submitted Applications	Revenue per Submitted Applications	# of Submitted Applications
Short Term Medical <12 months	$346	7,500	$509	29,700
Short Term Medical ≥12 months	881	22,300	469	500
Total STM	747	29,800	508	30,200
Health Benefit Plans	727	25,500	711	45,100
Supplemental	324	52,600	333	57,000
Medicare (2)	774	7,800	—	—
Total	$552	115,700	$502	132,300

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	Nine Months Ended September 30, 2019		Nine Months Ended September 30, 2018
	Revenue per Submitted Application	# of Submitted Applications	Revenue per Submitted Applications	# of Submitted Applications (1)
Short Term Medical <12 months	$343	26,900	$256	100,700
Short Term Medical ≥12 months	948	72,000	305	1,100
Total STM	784	98,900	256	101,800
Health Benefit Plans	760	91,600	577	130,100
Supplemental	324	176,200	288	179,700
Medicare (2)	828	10,000	—	—
Total	$564	376,700	$371	411,600

(1)	Excludes policies from the block of business that the Company obtained in June 2018. These policies were excluded as the revenue was recognized as part of the member management obligation only.
(2)	Revenue per submitted application for Medicare is net of CC&E expenses related to one of our Medicare BPO partners who is deemed a customer under ASC 606.

Contacts:

Health Insurance Innovations, Inc.:

Michael DeVries

SVP Finance

(813) 906-5314

mhershberger@hiiq.com

Investor Contact:

Westwicke

Bob East

Jordan Kohnstam

Asher Dewhurst

(443) 213-0500

hiiq@westwicke.com

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